UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                December 19, 2006
              ----------------------------------------------------

                            MedCom USA, Incorporated
              ----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


          Delaware                      0-25474             65-0287558
  -------------------------------------------------------------------------
  (State or other jurisdiction   (Commission File No.)     (IRS Employer
  of incorporation)                                        Identification No.)


            7975 North Hayden Road, Suite D-333, Scottsdale, AZ 85258
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (480) 675-8865
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01     Other Events.

     MedCom USA, Inc. announced today that it is finalizing the SB2 for Card Activation Technologies, Inc. and will be filing it with the SEC for their approval within the next five business days.

     MedCom shareholders of record at the close of business on December 15th, 2006 will be issued one share in Card Activation Technologies Inc. for each share held in MedCom USA, Inc. The payable date is to be determined. Following review and approval by the SEC, a ticker symbol will be designated. When that step is completed, the shares in Card Activation Technologies will be free trading. MedCom will announce this information as soon as it is available. The SB2 approval process can take approximately 60 to 90 days to finalize.

     Card Activation Technologies, Inc. is incorporated in Delaware and will focus on the licensing of the proprietary patented payment transaction technology.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                MEDCOM USA, INC

                                /s/ William P. Williams
                                -----------------------
                                William P. Williams
                                Chairman, President and Chief Executive Officer (Principle Executive Officer
                                and Principle Financial Officer)

                                Dated:   December 19, 2006